Exhibit 5(a)(1)


                          [Letterhead of Paine Hamblen LLP]


                                                  April 20, 1998



          The Washington Water Power Company
          1411 East Mission Avenue
          Spokane, Washington 99202


          Ladies and Gentlemen:

               We  are acting  as  counsel to  The  Washington Water  Power
          Company (the "Company") in connection with the proposed issuance of unsecured debt securities (the "Debt Securities") of the
          Company to be issued pursuant to the terms of an indenture from the Company to The Chase Manhattan Bank, as trustee (the "Indenture"), to be issued and sold from time to time by the Company in one or more public offerings. The Debt Securities are to be issued in an aggregate principal amount of up to $250,000,000, as contemplated in the registration statement on Form S-3 (Registration No. 333-39551) filed by the Company with the Securities and Exchange Commission on November 5, 1997 for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "Act"), said registration statement, as proposed to be amended by Amendment No. 1 thereto and including the exhibits thereto, being hereinafter called the "Registration Statement".

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the related resolutions of the Company's Board of Directors, (iv) the related orders of the Washington Utilities and Transportation Commission ("WUTC"), the California Public Utilities Commission ("CPUC"), the Idaho Public Utilities Commission ("IPUC") and the Public Utility Commission of Oregon ("OPUC"), and (v) a Certificate of Existence/Authorization issued by the Secretary of State of Washington. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied on certificates of public officials, certificates of officers or employees of the Company, representations contained in documents, and other oral or written assurances by officers or employees of the Company.

               Based upon the foregoing and subject to the qualifications herein expressed, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington; and we are also of the opinion that:

                    (a) the issuance and sale by the Company of the Debt Securities as contemplated in the Registration Statement have been duly authorized by the Company's Board of Directors, subject to the terms and limitations set forth in the resolutions of the Board of Directors; and no further corporate action on the part of the Company is necessary to authorize such issuance and sale of the Debt Securities or in order for the Debt Securities, when so issued and sold, to constitute valid and binding obligations of the Company, provided, that such issuance and sale is within the terms and limitations set forth in such resolutions; and

                    (b) the issuance and sale by the Company of the Debt Securities as contemplated in the Registration Statement have been duly authorized by appropriate orders of the WUTC, CPUC, IPUC and OPUC, subject, in the case of the order of the OPUC, to the terms and limitations set forth therein; each of such orders, to the best of our knowledge, remains in full force and effect on the date hereof; and no further approval, authorization, consent or other order of, or filing with, any governmental agency of the States of Washington, California, Idaho, Montana and Oregon is legally required for the authorization of such issuance and sale of the Debt Securities or in order for the Debt Securities, when so issued and sold, to constitute valid and binding obligations of the Company, provided, that, with respect to the State of Oregon, such issuance and sale is within the terms and limitations set forth in such order of the OPUC.

               The opinions expressed herein are limited to the laws of the States of Washington, California, Idaho, Montana and Oregon (excluding therefrom principles of conflicts of laws, state securities or blue sky laws and laws of political subdivisions of such States).

               This opinion is given as of the date hereof, without any obligation upon us to update this opinion or to advise the addressee hereof or any other party of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

               We hereby consent to the filing of this opinion as Exhibit 5(a)(1) to the Registration Statement and to the references to our firm, as counsel, under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. Except as expressly permitted hereby, this opinion may not be used, delivered, circulated, filed, quoted or otherwise referred to.

                                             Very truly yours,


                                             PAINE, HAMBLEN, COFFIN,
                                                  BROOKE & MILLER LLP

                                             /s/ Paine - Hamblen